Project Order #1

Statement of Work #1.17

Submitted by

Extranome, Inc.
253 Warren Avenue
Fort Lee, NJ 07024
Phone: 201 969-1651
Fax: 201 969-1651

March 1, 2010

Baeta Corp – Project Order #1 Statement Of Work

Table of Contents

1	Statement of Work	3
2	Scope of work	3
3	Expectations from Vendor	5
4	Expectations from Client	5
5	Intellectual Property	5
6	Change Management	6
7	Plan and Schedule	6
8	Pricing	6
9	Terms and Conditions	6
10	Support Files

Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

1	Statement of Work

This Statement of Work for Project Order #1 (“Project Order #1”) is made and entered into as of this 1st day of November 2008 (the “Effective Date”), by and between Extranome Inc. (hereinafter referred to as "Vendor"), and Baeta Corp, (hereinafter referred to as “Client”) (collectively, the “Parties”). This Project Order #1 is governed by the terms and conditions set forth herein and in the Agreement # soft.2/11012008 from November 1, 2008.  In the event of a conflict between the Agreement # soft.2/11012008 from November 1, 2008 and this Project Order #1, the terms and conditions of this Project Order #1 shall prevail.

2	Scope of work

2.1 The scope of work is defined in the separate Software Requirements Specifications (SRS), technical part defined as part of design documentation (DD) and all time lines and milestones are defined by LOE and Project Plans per agreed scope of work.

Tasks completed during the month of February 2010:

2.1.1 MyHealthTrends for Pain (5% LOE)
Performed IT maintenance for PROD and QA environment

2.1.2 MyHealthTrends for Smoking Cessation (5% LOE)
Performed IT maintenance for PROD and QA environments

2.1.3 MyHealthTrends for Weight Control (80% LOE)
Performed QA for following releases:
Server S/W - 3.1.22, 3.1.23, 3.1.24, 3.1.25, 3.1.26
Client S/W - 3.1.6.17, 3.1.6.18, 3.1.6.19, 3.1.6.20, 3.1.6.21

Bugs fixed and enhancements made:

3284   Practitioner Specification of User Input Fields
3299   Add Patient Assistant into Practitioner SWA
3376   Download page not working
3420   Incorrect Capturing and Interpretation of Double Clicks and Craving Compliance
3421   Practitioner should have ability to enter Diagnostic data as is available for Patient
3422   Clarification of Practitioner Diagnostic Data Configuration
3434   Practitioner Account Creation for Patients without Computers
3451   Re-link a product logo image on home page to different URL
3471   Practitioner's password can be set as 5 symbols long not 8
3472   User is able to enter HTML tags in "Craving Data Input"
3477   Long comment looks wrong in the "Cravings Data Input and Diagnostics" table
3478   Unable to download installation file for Apple (MacOS X)
3480   User is unable to change password in "My Account" menu
3481   Partitioner can be added as patient to census of currently working partitioner
3482   Exception while logging in as patient with no email and computer
3483   Issue with changing Login information when internet connection is offline
3484   Long user name looks wrong on website

Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

3485   Incorrect message on Login Assistance page
3486   Error while clicking "Add Patient to your Census"
3487   User's comment and answers are not saved if entered comment is longer than 85 symbols
3490   Patient data is lost if practitioner uploads data from expired Patient Assistant window
3491   Excessive number of patient's events is saved in db if data uploaded offline
3494   "Perform" button is still enable after device was removed
3501   Change copyright year for patient SWA
3502   No validation for password length in SWA

2.1.4 Baeta Marketing Pages Repository (5% LOE)
Performed IT maintenance for PROD and QA environment

2.1.5 MyHealthID (5% LOE)
Performed IT maintenance for PROD and QA environment

Tasks to be performed in the month of March 2010:

MyHealthTrends for Pain
Continue IT maintenance for PROD and QA environments.

MyHealthTrends for Smoking Cessation
Continue IT maintenance for PROD and QA environments.

MyHealthTrends for Weight Control

Fix following bugs and make enhancements:

3479   No data displayed in "My Records" tab
3489   "Cravings comparison by time periods" report displays incorrect data if time zone is different to default tz
3496   List of devices is not refreshed if patient refreshes data on the web
3498   Exception while practitioner plugs in/unplugs usb device
3500   Issue with sorting patients in MY Census
3509   Position cursor to email field when registering patient device

Build and deploy new releases of Web Application to QA and PROD environment.  Enclose new versions of SWA and SMA to QA and PROD environment if they will be demanded.

Perform QA for new releases.

Analyze requirements for enhanced functionality of HHC, design for electrical schema and software changes needed for the calorie counter to be added to the MHT_WC functionality.

BAETA Marketing Pages Repository
Continue IT maintenance for PROD and QA environments.

MyHealthID
Continue IT maintenance for PROD and QA environments.

MyHealthTrends for Pain

Perform the IT maintenance for PROD and QA environments.

Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

3	Expectations from Vendor

1.	All Vendor personnel will be provided with a computer having a configuration adequate to perform their respective tasks.

2.	Vendor will furnish weekly status reports. These reports will be based on the tasks assigned to and performed by them.

3.
Vendor will bring to the notice of Client any issue, technical or otherwise that may be a potential risk to the task to be performed and will keep Client informed of the remediation steps taken to mitigate such risks.

4.	Vendor’s team will interact closely with the Client at all stages of the Project.

5.	Vendor will recommend changes to the environment, including the use of newer releases of the system and framework software, if it can justify that such changes will result in a better end product.

6.	Vendor will ensure that the work they do can be verified and audited.

7.	Vendor will provide all required environment for the work and support by IT&S team for smooth development as needed unless dedicated resources required.

4	Expectations from Client

1.	Client will determine the prioritization of the tasks to be performed.

2.	Client will provide all assistance required in the understanding of the scope during the entire length of the Project.

3.
Client will cover, after mutual agreement, all costs for specific software, systems, machines, technologies and licenses which are not part of standard development tools and technologies and specific to Baeta Corp. work.

4.	Client will cover all travel related expenses and travel allowance at actual costs if this is required and approved by Baeta Corp.

5	Intellectual Property

Intellectual Property of all work undertaken on behalf of Client shall vest with Baeta Corp.

Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

6	Change Management

Once a design document has been approved by Client, all changes in the scope of work will have to be approved by both parties after due consideration to the impact that it may have on the schedule and effort. Such changes may result in the financial considerations for the Project to be revised.

7	Plan and Schedule

The plan for developing of the application as stated in the section Scope of Work is as follows:

1.	Extranome, Inc. will have assigned software engineers and designers for the projects personnel at their own premises.

2.	All work will be performed based on separate Software Requirements Specifications and Project Plans.

8	Pricing

The statement of work performs as time and materials (T&M) agreement with initial team of:

•	1 Project Manager

•	1 Technical Lead / Senior Software Developer

•	1 Graphic Designer

•	2 Software Engineers

The cost of initial team is $30,000 per month. The costs covers costs of labor, base work environment and license costs. All specific to the project licenses, machines, parts or equipment are additional to this cost.

Any additional resources are subject to a separate agreement or $50 per hour with prior agreement by the Client.

9	Terms and Conditions

The work is based on 40 hours week, 12 months a year excluding official holidays and vacations, from 9:00am EST to 5:00pm EST schedule. All vacation and holidays will be communicated to the Client in advance and if this is required - Vendor will provide adequate replacement during the member(s) leave of absence.

Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

By: /s/Len Pushkantser	By: /s/Alexander Gak
Baeta Corp.	Extranome, Inc

Len Pushkanster	Alexander Gak
Baeta Corp.	Extranome, Inc.
1 Bridge Plaza Suite 275	253 Warren Av
Fort Lee, NJ 07024	Fort Lee, NJ 07024
Phone: 201.471.0988	Phone: 201.969.1651

Extranime, Inc Proprietary – Confidential